CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Network Event Theater, Inc. for the registration of 1,015,873 shares of its common stock and to the incorporation by reference therein of our report dated July 30, 1996, with respect to the financial statements of Young Adult Marketing Divisions (Operating Divisions of American Passage Media Corporation) included in Network Event Theater, Inc.'s Current Report on Form 8-K dated August 2, 1996, filed with the Securities and Exchange Commission.

                                                            /s/Ernst & Young LLP
                                                               Ernst & Young LLP
New York, New York
September 16, 1997